Exhibit 99.1

I N T E R N A T I O N A L, I N C.

FOR MORE INFORMATION CONTACT:

Joseph K. O’Brien	Timothy G. Johnson
Chief Financial Officer and Secretary	Chairman and Chief Executive Officer
Phoenix Gold International, Inc.	Phoenix Gold International, Inc.
(503) 978-3306	(503) 978-3330

PHOENIX GOLD FILES TO DEREGISTER ITS COMMON STOCK WITH THE SEC

                Portland, OR — February 6, 2004 — Phoenix Gold International, Inc. (OTCBB:PGLD) today filed a Form 15 with the Securities and Exchange Commission (SEC) to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934.  The Company expects the deregistration to become effective within 90 days of the filing with the SEC.  As a result of the Form 15 filing, the Company’s obligations to file with the SEC certain reports and forms, including Forms 10-K, 10-Q, and 8-K, have been suspended.  The Company expects to realize significant cost savings as a result of being relieved of its SEC reporting requirements.  The Company’s securities will no longer be eligible for quotation on the Over The Counter Bulletin Board (OTCBB).  The Company anticipates that its shares will be traded on the Pink Sheets, but can make no assurances that any broker will make a market in the Company’s common stock.  The “Pink Sheets” is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com/.

                “After careful deliberation, the Company’s Board of Directors decided to take this action because we believe that the burden and costs associated with operating as a public company currently outweigh any advantages,” stated Timothy G. Johnson, Chairman and Chief Executive Officer.  “The Board of Directors remains focused on improving shareholder value for all holders of the Company’s Common Stock.”

                Several factors were considered by the Company’s Board of Directors in making this decision, including the following: the costs incurred by the Company each year in connection with the preparation and filing of periodic reports and forms with the SEC that are expected to increase as a result of the Sarbanes-Oxley Act of 2002 and new SEC rules promulgated thereunder; expected annual savings in audit, legal and filing fees, and directors and officers insurance costs; and the benefit of allowing senior management to spend less time with the SEC reporting process and more time with the Company’s operations and long-term financial objectives.

“We believe that all of the Company’s shareholders are better served with the Company deregistering with the SEC, allowing management to focus all of its resources and efforts on implementing the Company’s operating plan in 2004,” continued Mr. Johnson.  “As a non-reporting company, we not only expect to realize cost savings and avoid anticipated future costs, we believe we can deliver more shareholder value by focusing on the Company’s business fundamentals.”

                It is the Company’s present intention to make available to its shareholders audited annual financial statements.  The Company has not yet determined whether and to what extent it will make available other financial information.

                Phoenix Gold International, Inc. designs, manufactures, markets and sells innovative, high quality, high performance electronics, accessories and speakers for the audio market.  The Company sells its products under the brand names Phoenix Gold, Carver Professional and AudioSource.  The Company’s products are used in car audio, professional sound and home audio/theater applications.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to expectations, beliefs and future financial performance, and are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, which variances may have a material adverse effect on the Company.  Among the factors that could cause actual results to differ materially are the following: competitive factors; the adverse effect of reduced discretionary consumer spending; dependence on a significant customer; potential fluctuations in quarterly results and seasonality; fixed operating expenses relative to revenues; the need for the introduction of new products and product enhancements; dependence on suppliers; control by current shareholders; high inventory requirements; business conditions in international markets; the Company’s dependence on key employees; the need to protect intellectual property; environmental regulation; and the limited trading volume of the Company’s common stock, as well as other factors discussed in Exhibit 99.1 to the Phoenix Gold International, Inc. Annual Report on Form 10-K for the fiscal year ended September 28, 2003, which exhibit is hereby incorporated by reference.  Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements.  The Company does not intend to update its forward-looking statements.

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